                                                                    EXHIBIT 11.1

                             PEREGRINE SYSTEMS INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                                      FOR THE NINE MONTHS ENDED
                                                        FOR THE YEAR ENDED MARCH 31          DECEMBER 31
                                                        ---------------------------  ----------------------------
                                                            1995          1996                          1996
                                                        ------------  -------------      1995       -------------
                                                                                     -------------
                                                                                      (UNAUDITED)
Net Income (Loss).....................................  $     51,000  $  (6,411,000) $  (3,736,000) $   2,364,000
                                                        ------------  -------------  -------------  -------------
                                                        ------------  -------------  -------------  -------------
Weighted Average Number of Shares and Equivalent
 Shares Outstanding
Weighted Average Number of Shares Outstanding.........    10,805,000     11,677,000     11,270,000     12,904,000
Effect of Stock Options and Restricted Stock(1).......     1,445,000        654,000        654,000      1,534,000
                                                        ------------  -------------  -------------  -------------
                                                          12,250,000     12,331,000     11,924,000     14,438,000
                                                        ------------  -------------  -------------  -------------
                                                        ------------  -------------  -------------  -------------
Net Income (Loss) Per Share...........................  $    --       $       (0.52) $       (0.31) $        0.16
                                                        ------------  -------------  -------------  -------------
                                                        ------------  -------------  -------------  -------------
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(1) Shares related to options granted within the twelve months preceding, the company's initial public offering at exercise prices below the initial public offering price have been retroactively included in the calculation of net income (loss) per share; whether or not dilutive, as required by the regulations of the Securities and Exchange Commission.